EXHIBIT 10.1
ADVAXIS, INC.

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of the 22 day of September, 2008, by and between Advaxis, Inc., a Delaware corporation (the “Company”), and Thomas A. Moore, an individual (the “Investor”).

Recitals

The Investor is the Chief Executive Officer and a member of the Board of Directors of the Company.

The Company desires to issue and sell, and the Investor desires to purchase, upon the Company’s demand upon 10 business days’ notice, one or more senior promissory notes with an aggregate principal amount of up to eight hundred thousand dollars ($800,000.00) in substantially the form attached to this Agreement as Exhibit 4.1 (each, a “Note”).

The Company and the Investor desire that, upon the consummation of a future equity financing by the Company, the Company issue to the Investor warrants to purchase the Company’s common stock as described herein.

The Company and the Investor desire to set forth certain agreements and certain terms and conditions regarding the sale and purchase of the Notes.

Agreement

NOW, THEREFORE, in consideration of the foregoing premises, the respective representations, warranties and covenants contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. PURCHASE AND SALE OF THE NOTES.

1.1 Purchase and Sale of the Notes. Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties set forth in this Agreement, following the delivery by the Company to the Investor of a written notice (each, a “Demand Notice”) in accordance with Section 6.7, the Company agrees to issue, sell and deliver to the Investor at the Closing (as defined below), and the Investor agrees to purchase from the Company at the Closing, a Note in the principal amount set forth in the Demand Notice. The Company shall be entitled to deliver one or more Demand Notices to the Investor for an aggregate principal amount of no more than eight hundred thousand dollars ($800,000.00).

1.2 Closing. The closing and funding of the purchase and sale of each Note (each, a “Closing”) shall take place at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166 no more than ten (10) business days following the date of each Demand Notice as determined in accordance with Section 6.7, or at such other time and place as the Company and the Investor mutually agree upon in writing.

2. WARRANTS.

In consideration of the Investor’s agreement to purchase Notes, the Company agrees that, concurrently with the consummation of the Company’s next equity financing resulting in gross proceeds to the Company of at least $5,000,000, the Company shall issue to the Investor a warrant to purchase the Company’s common stock (the “Warrant”). The Warrant shall entitle the Investor to purchase a number of shares of the Company’s common stock equal to one share per $1.00 invested by the Investor in the purchase of one or more Notes, which share amount shall be subject to appropriate adjustment for stock splits, stock dividends and similar events. The Warrant shall otherwise be on the same terms, including but not limited to exercise price, mechanics of execution and registration rights, applicable to warrants issued to the new investors in such equity financing. In the event that such equity financing does not involve the issuance of warrants, then the Warrant shall have an exercise price equal to the effective purchase price per share paid by investors in such equity financing, and the Investor shall receive registration rights with respect to shares of the Company’s common stock underlying the Warrant on the same terms as securities purchased by such investors.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

As of each Closing, the Company hereby represents and warrants to the Investor as follows:

3.1 Organization and Standing. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified to do business in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the Company’s business.

3.2 Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and each Note to be dated the date of each Closing (collectively, the “Transaction Agreements”) and to carry out and perform its obligations under the terms of each of the Transaction Agreements.

3.3 Authorization. All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution, delivery and performance of the Transaction Agreements and the performance of all obligations of the Company hereunder and thereunder has been taken or will be taken prior to each Closing. Each Transaction Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.4 Offering. Subject to truth and accuracy of the Investor’s representations in Section 4 hereof, the offer, sale and issuance of the Notes constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), and in compliance with applicable state securities laws.

4. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor represents and warrants to the Company as of the time of each Closing as follows:

4.1 Authorization. This Agreement, when executed and delivered by the Investor shall constitute a valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.2 Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, which by the Investor’s execution of this Agreement the Investor hereby confirms, that each Note will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any Note.

4.3 Disclosure of Information. The Investor believes he has received all the information he considers necessary or appropriate for deciding whether to purchase Notes. The Investor further represents that he has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and the business, properties, prospects and financial condition of the Company.

4.4 Accredited Investor. The Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act.

4.5 Restricted Securities. The Investor acknowledges that the Notes may have to be held indefinitely, and may not be sold or transferred, unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

5. LEGENDS. The certificates representing each Note shall be endorsed with a legend substantially as follows:

THIS SENIOR PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. NO SALE, TRANSFER, PLEDGE OR ASSIGNMENT OF THIS SENIOR PROMISSORY NOTE SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR (B) SUCH TRANSFER IS MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAW.

6. MISCELLANEOUS.

6.1 Waivers and Amendments. With the written consent of the Company and the Investor, the obligations of the Company and the rights of the Investor under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or this Agreement may be amended. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing.

6.2 Governing Law. This agreement shall be governed in all respects by the laws of the State of Delaware, without regard to conflict of laws rules.

6.3 Survival. The representations, warranties, covenants and agreements made herein shall survive each Closing.

6.4 Titles and Subtitles. The titles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.5 Assignment. This Agreement shall be binding upon the Company, the Investor and their respective heirs, executors, administrators, assigns and legal representatives.

6.6 Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof, and supersedes all other agreements between or among any of the parties with respect to the subject matter hereof.

6.7 Notices. All notices and other communications required or permitted hereunder shall be in writing and may be delivered in person or by facsimile, electronic mail, courier or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to the Investor, at the address set forth on the signature page of this Agreement, or at such other address as the Investor shall, from time to time, designate to the Company in writing or (b) if to the Company, at such address set forth on the signature page of this Agreement, or at such other address as the Company shall have furnished to the Investor in writing. All such notices and other communications shall be deemed given upon personal delivery, upon confirmation of facsimile transfer, upon confirmation of electronic mail transmission, upon delivery by courier or three business days after deposit in the United States mail. Notwithstanding the foregoing, all notices and communications to addresses outside the United States shall be given by facsimile and confirmed in writing sent by overnight or two-day courier service.

6.8 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6.9 Expenses. The Company and the Investor shall each bear their own expenses incurred with respect to this transaction.

6.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.11 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

COMPANY:

ADVAXIS, INC.

By:
Name: Fred Cobb
Title: Vice President Finance

Address:
Technology Centre of New Jersey
675 Rt. 1, Suite B113
North Brunswick, N.J. 08902

Fax: 732-545-1084
e-mail:cobb@Advaxis.com

INVESTOR:

Thomas A. Moore

Address:

Technology Centre of New Jersey 675 Rt. 1, Suite B113
North Brunswick, N.J. 08902

Fax: 732-545-1084
e-mail: moore@advaxis.com